UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 18, 2005
Dex Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32249	14-1855759
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

198 Inverness Drive West, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)
(303) 784-2900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On October 3, 2005, Dex Media, Inc., a Delaware corporation (the “Company”), and R.H. Donnelley Corporation, a Delaware corporation (“RHD”), issued a joint press release announcing that RHD has entered into a definitive agreement to acquire the Company.
     On November 18, 2005, certain members of senior management of the Company and RHD are scheduled to make a joint presentation at a media and telecommunications industry conference sponsored by Credit Suisse First Boston. A copy of the slide presentation to be used in connection with such joint presentation is attached hereto as Exhibit 99.1.
     The slide presentation contains certain non-GAAP financial measures. Pursuant to the requirements of Regulation G, a reconciliation has been provided within the slide presentation of each such non-GAAP measure to the most directly comparable GAAP financial measure.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
99.1	Slide presentation, dated November 18, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

Date: November 18, 2005
	By:	/s/ FRANK M. EICHLER

	Name:	Frank M. Eichler
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slide presentation, dated November 18, 2005.